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                                  Exhibit 10.12

MOTOR VEHICLE PURCHASING AGREEMENT

PARTY A:  ________________________ (FIRST AUTOMOBILE)

PARTY B:  SHENZHEN JINZHENGHUA TRANSPORT INDUSTRIAL DEVELOPMENT CO., LTD.

A purchase order has been issued by Party B in 1998 to Party A for purchase of motor vehicles. After a detailed negotiation, the following purchase agreement has been established.

1. Model, quantity, price and time and place of delivery. Party B order 1000 units of ______________ at RMB165,000 each and 2000 units of __________ at
     RMB114,000 each.

     Time and place of delivery: Party A has to deliver items to the location specified by Party B within 20 days after the demand for delivery from Part B.

2    Payment method
     Party B should pay a down payment of RMB350,000 for each motor vehicle at the time of receiving motor vehicles. The outstanding balance should be settled within one year. No interest expense on the outstanding balance is required if Party B can settle the full outstanding balances within one year. Party A can entitle 1% interest income charged to Party B on the outstanding balance not yet settled after one year. Party A has to arrange stock out procedures after receiving the down payment from Party B.

3. Party A should ensure the required quality of motor vehicles, completion of handling procedures of motor vehicles according to agreed schedule.

4. Party B should ensure proper settlement and fulfill the requirements of point 2.

5. This is a general motor vehicle purchasing agreement. Due to the long term nature of the agreement, the market purchase price may be changed. New purchase price can be used subject to the agreement of mutual parties. A new agreement must be signed as a supplement if the unit price of motor vehicle has been changed.

6. This agreement should be signed by both parties, any party can not terminate the agreement. Any unresolved items arisen between the parties can be solved by mutual agreement, any party breaches this agreement may be subject to the penalty under PRC Company.

7. There are three copies of this agreement. Each party keeps one copy. The remaining copy is kept for reserve.